UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Voluntary Disclosure of Other Events

Effective October 4, 2007, Mark A. Borer, the President and Chief Executive Officer of DCP Midstream Partners, LP (the “Partnership”), took on additional duties overseeing certain corporate development activities for both the Partnership as well as DCP Midstream, LLC (“DCP Midstream”), the owner of our general partner. In this expanded role, Mr. Borer will oversee corporate development for both companies which will include mergers and acquisitions as well as growth capital deployment in new basins. This additional role may occasionally result in conflicts regarding the allocation of his time between the business of the Partnership and DCP Midstream. However, the Partnership believes this new role will align the strategic growth strategies of both companies while improving the deployment of resources in support of the Partnership’s growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:Michael S. Richards
Title:Vice President, General Counsel and Secretary
October 10, 2007